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Exhibit 23.3

[FIRM LETTERHEAD]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Evergreen Resources, Inc. (the "Company"), of our audit reports, dated February 10, 2000, February 13, 2001, and January 31, 2002 of estimates of the net proved oil and gas reserves of the Company and their present values as of December 31, 1999, 2000 and 2001, respectively, and all references to our firm therein.

NETHERLAND, SEWELL & ASSOCIATES, INC.
	By:	/s/ DANNY D. SIMMONS Name: Danny D. Simmons Title: Senior Vice President
Houston, Texas April 11, 2002

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CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.